Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 3 to Registration Statement on Form F-4 of our report dated March 6, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Knightsbridge Tankers Limited’s Annual Report on Form 20-F for the year ended December 31, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers AS

PricewaterhouseCoopers AS
Oslo, Norway
February 20, 2015